Exhibit 99.1

NEW RELEASE 55 Nod Road Avon, CT 06001 www.MagellanHealth.com

For Immediate Release

	Investor Contact:	Renie Shapiro
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

FIRST QUARTER 2009 FINANCIAL RESULTS

Company Affirms 2009 Earnings Guidance

AVON, Conn. – April 30, 2009 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported net income of $13.6 million, or $.37 per diluted common share, and segment profit of $39.1 million for the first quarter of fiscal year 2009. The Company also confirmed that it expects to end the year within its previously provided ranges of segment profit of $190 million to $210 million and earnings per share of $1.99 to $2.54, reflecting share repurchases executed through April 7, 2009.

Financial Results

For the quarter ended March 31, 2009, the Company reported net revenue of $619.5 million and net income of $13.6 million, or $.37 per diluted common share. For the prior year quarter, net revenue was $650.3 million and net income was $17.2 million or $.43 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, and income taxes) for the current year quarter was $39.1 million, compared with $51.7 million in the prior year quarter. The Company ended the quarter with unrestricted cash and investments of $278.0 million.

See the attached tables detailing the Company’s operating results, including results by segment.

René Lerer, M.D., chairman and chief executive officer, said, “Magellan turned in a solid quarter that was consistent with our overall expectations. Our specialty pharmaceutical segment, in particular, performed well on the strength of its core rebate business. Results in our radiology business and our public sector behavioral health business both were in line with our expectations, while our commercial behavioral health business continued to experience higher than originally expected cost of care in one portion of a large risk contract. We are working collaboratively with our client to address this issue and our financial guidance for the year reflects our anticipation of some success in this regard. Excluding this particular issue, commercial behavioral health cost trends are consistent with our expectations.”

“Demonstrating the Company’s success in delivering long-term value to its customers, we announced earlier this week that we were again selected to manage the Iowa public sector behavioral health program as part of a competitive bid process. This award reflects a 15-year track record of serving this model public sector behavioral health program and is an important achievement for this segment,” Lerer added. “With this significant renewal and the absence of any notifications of termination for any major behavioral health contracts, we look ahead to a period of greater contract stability in this line of business. This stability reinforces an effective foundation from

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which Magellan’s growth will continue through expansion in the specialty pharmaceutical and radiology businesses.”

Share Repurchase

On April 7, 2009, Magellan completed the share repurchase program it had announced in July 2008. Under the program, the Company repurchased approximately 5.7 million shares of its common stock at a total cost of $200 million at an average price of $34.93 per share.

Chief Financial Officer Jonathan N. Rubin said, “We are very pleased to have completed the share repurchase so quickly and to have returned capital to our shareholders while retaining the flexibility to make investments in our business and fund other strategic initiatives. We continue to explore opportunities to drive growth through acquisition and our capital deployment strategy has preserved our ability to do so.”

Outlook

Management said that it continues to expect to generate fiscal 2009 segment profit in the range of $190 million to $210 million and net income in the range of $73.4 million and $93.7 million, yielding earnings per share in the range of $1.99 to $2.54.

“At this time, we expect net income to be within our range in spite of lower projected net investment income. In addition, we expect segment profit to increase quarter over quarter for the balance of the year, reflecting normal seasonality in care costs, the impact and timing of rate increases, an assumption of our ability to recognize deferred revenue associated with our Maricopa County program, and the benefit of new business, particularly in our specialty pharmacy business,” Rubin said.

Lerer added, “We remain comfortable with our 2009 guidance and our prospects for the remainder of the year. Certainly, careful management of our business, including monitoring care costs and maintaining progress in areas such as our Maricopa program and certain commercial behavioral health contracts, is essential to a successful 2009. Magellan’s combination of operational excellence, clinical expertise and innovation, and responsible cost management have served us well in addressing the needs of our customers, members and providers and delivering strong financial results for shareholders. Our objectives for 2009 include continuing to deliver on that promise to our stakeholders and executing on our growth initiatives in our specialty pharmacy, radiology and public sector behavioral health segments.”

Earnings Results Conference Call

Management will host a conference call at 10:00 a.m. Eastern time on Thursday, April 30.  To participate in the conference call, interested parties should call 1-888-566-8408 and reference the passcode First Quarter Earnings approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. Interested parties should call 800-216-4453 or 402-220-3881 (from outside the U.S.) to listen.

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

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About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of 2009 segment profit, net income, earnings per share, net investment income, care trends, the result of efforts to mitigate higher than originally expected health care costs in a portion of a customer contract, future contract stability, seasonality in care costs, the impact and timing of rate increases, the Company’s ability to recognize deferred revenue associated with its Maricopa County contract, and new business. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the health care services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; health care reform; the impact of varying economic and market conditions on the Company’s investment portfolio; the state of the national economy and adverse changes in economic conditions; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2009 (1)

Net revenue	$650,290	$619,515

Cost and expenses:
Cost of care	454,074	431,718
Cost of goods sold	46,824	52,072
Direct service costs and other operating expenses (2)	109,748	103,064
Depreciation and amortization	14,374	11,043
Interest expense	1,215	427
Interest income	(5,493)	(2,311)
	620,742	596,013

Income from continuing operations before income taxes	29,548	23,502
Provision for income taxes	12,304	9,942
Net income	17,244	13,560
Other comprehensive loss	(14)	(286)
Comprehensive income	$17,230	$13,274

Weighted average number of common shares outstanding — basic	39,736	36,208
Weighted average number of common shares outstanding — diluted	40,340	36,386

Net income per common share — basic	$0.43	$0.37
Net income per common share — diluted	$0.43	$0.37

(1)

For a more detailed discussion of Magellan’s results for the three months ended March 31, 2009, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on April 30, 2009, and the live broadcast or taped replay of the Company’s earnings conference call on April 30, 2009, which will be available at www.MagellanHealth.com.

(2)	Includes stock compensation expense of $12,018 and $6,432 for the three months ended March 31, 2008 and 2009, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2008	2009

Cash flows from operating activities:
Net income	$17,244	$13,560

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,374	11,043
Non-cash interest expense	573	232
Non-cash stock compensation expense	12,018	6,432
Non-cash income tax expense	10,586	4,639
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(10,435)	64,356
Accounts receivable, net	(15,063)	(2,236)
Other assets	4,997	8,297
Accounts payable and accrued liabilities	(15,778)	(23,813)
Medical claims payable and other medical liabilities	(5,532)	(24,434)
Other	(537)	568
Net cash provided by operating activities	12,447	58,644

Cash flows from investing activities:
Capital expenditures	(7,979)	(5,310)
Acquisitions and investments in businesses, net of cash acquired	(425)	—
Purchase of investments	(35,013)	(77,730)
Maturity of investments	53,130	48,757
Net cash provided by (used in) investing activities	9,713	(34,283)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(4,307)	(2)
Payments to acquire treasury stock	—	(59,476)
Proceeds from exercise of stock options and warrants	4,010	912
Other	(1,456)	662
Net cash used in financing activities	(1,753)	(57,904)
Net increase (decrease) in cash and cash equivalents	20,407	(33,543)
Cash and cash equivalents at beginning of period	312,372	211,825
Cash and cash equivalents at end of period	$332,779	$178,282

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended March 31,
	2008	2009

Net revenue
- Commercial	$159,603	$158,753
- Public Sector	358,238	321,860
- Radiology Benefits Management	75,499	73,559
- Specialty Pharmaceutical Management	56,950	65,343
Total net revenue	650,290	619,515

Cost of care
- Commercial	81,573	89,786
- Public Sector	323,174	292,146
- Radiology Benefits Management	49,327	49,786
Total cost of care	454,074	431,718

Cost of goods sold - Specialty Pharmaceutical Management	46,824	52,072

Direct service costs and other operating expenses
- Commercial	37,425	38,525
- Public Sector	16,623	17,296
- Radiology Benefits Management	13,100	13,038
- Specialty Pharmaceutical Management	5,920	6,394
- Corporate & Other	36,680	27,811
Total direct services costs and other operating expenses	109,748	103,064

Stock compensation expense (1)
- Commercial	(423)	(332)
- Public Sector	(174)	(235)
- Radiology Benefits Management	(505)	(370)
- Specialty Pharmaceutical Management	(2,104)	(2,082)
- Corporate & Other	(8,812)	(3,413)
Total stock compensation expense	(12,018)	(6,432)

Segment profit (loss)
- Commercial	41,028	30,774
- Public Sector	18,615	12,653
- Radiology Benefits Management	13,577	11,105
- Specialty Pharmaceutical Management	6,310	8,959
- Corporate & Other	(27,868)	(24,398)
Total segment profit	$51,662	$39,093

Reconciliation of segment profit to income from continuing operations before income taxes:
Segment profit	$51,662	$39,093
Stock compensation expense	(12,018)	(6,432)
Depreciation and amortization	(14,374)	(11,043)
Interest expense	(1,215)	(427)
Interest income	5,493	2,311
Income from continuing operations before income taxes	$29,548	$23,502

Membership
- Commercial		38.5
- Public Sector		1.7
- Radiology Benefits Management		17.3
Total membership		57.5

(1)

Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.